UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 24, 2013

INTELLIGENT HIGHWAY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181405	30-0680119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

8 Light Sky Court
Sacramento, CA 95828
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (916) 379-0324

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 24, 2013, Intelligent Highway Solutions, Inc. (the “Company”) was informed that Mr. Michael Sullivan received notice on the same day from the Division of Procurement and Contracts of the California Department of Transportation (“Caltrans”) that Caltrans is terminating the nine Caltrans contracts (the “Agreements”), dated as of June 1, 2011, between Michael J. Sullivan Communications and Caltrans effective upon receipt of the notice pursuant to its right to terminate the Agreement upon thirty (30) days notice (the “Termination”).  On June 21, 2011, the Company purchased the Agreements from Mr. Sullivan.  Pursuant to Agreements, the Company provided on-call, as needed, maintenance and repair of Caltrans’ Traffic Operations System Network.

As a result of the Termination, the Company is negotiating with Caltrans to enter into a new agreement to perform the same services as agreed upon in the Agreements. However, as of the date hereof, the Company has not entered into an agreement and cannot make any assurance that an agreement will be executed.

No material relationship exists between the Company and Caltrans, except in connection with the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Date: May 3, 2013	By:	/s/ Devon Jones
Devon Jones Chief Executive Officer